CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


ARTWORK AND BEYOND, INC.:

           We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 12, 2002, relating to the financial statements of Artwork and Beyond, Inc. We also consent to the reference to our firm under the caption `Experts' in the Prospectus.



                                    MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                                    Certified Public Accountants

New York, New York
July 24, 2002






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